Exhibit 99.1

NEWS RELEASE	FOR IMMEDIATE RELEASE

Contacts at the Companies:

Aegis Communications Group, Inc.	Information Line
(800) 332-0266

Aegis Communications Group Announces New Financing Agreement and Other Events

IRVING, TEXAS — February 5, 2004 — Aegis Communications Group, Inc. (OTC Bulletin Board: AGIS) a marketing services company that enables clients to make customer contact efforts more profitable, announced today that it had recently signed a $25 million, three year revolving line of credit with Wells Fargo Foothill, part of Wells Fargo & Company (NYSE: WFC).  The proceeds from the line of credit will be used for general working capital purposes and financing the Company’s growth strategy.  Herman Schwarz, Aegis’s President and Chief Executive Officer commented, “We are excited to complete this financing and look forward to a long relationship with Wells Fargo Foothill.  The new facility will meet our working capital needs, enabling us to consider future opportunities.”

Additionally, the Company made an announcement regarding a soon expected information statement to be circulated to its stockholders that in connection with the investment in the Company on November 5, 2003, by Deustche Bank AG-London and Essar Global Limited, holders of a majority of the outstanding shares of the Company’s voting stock approved, by written consent, (1) an amendment to the Company’s certificate of incorporation to increase the number of shares of Common Stock the Company is authorized to issue from 200,000,000 to 800,000,000, and (2) an amendment to the Series F Preferred Stock Certificate of Designation to, among other things, increase the number of shares of Common Stock into which each share of Series F Preferred may be converted.  These amendments will take effect after the circulation by the Company of an information statement to its stockholders, in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended, and Rule 14c-2 promulgated thereunder.  The Company announced that it anticipates shortly filing a preliminary copy of this information statement with the Securities and Exchange Commission and circulating the definitive information statement to its stockholders as soon as practicable after applicable waiting periods.

Aegis Profile

Aegis Communications Group, Inc. (Aegis) is a marketing services company that shows companies how to make customer care and acquisition more profitable. Aegis’ services are provided to a blue chip, multinational client portfolio through a network of client service centers employing approximately 4,300 people and utilizing over 5,100 production workstations. Further information regarding Aegis and its services can be found on its website at www.aegiscomgroup.com.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this document that are not based on historical facts are “forward-looking statements”.  Terms such as “anticipates”, “believes”, “estimates”, “expects”, “plans”, “predicts”, “may”, “should”, “will”, the negative thereof and similar expressions are intended to identify forward-looking statements.  Such statements are by nature subject to uncertainties and risks, including but not limited to: the Company’s reliance on certain major clients; unanticipated losses of or delays in implementation of client programs; higher than anticipated implementation costs associated with new client programs; the successful combination of revenue growth with operating expense reduction to result in improved profitability and cash flow; government regulation and tax policy; economic conditions; competition and pricing; dependence on the Company’s labor force; reliance on technology; telephone and internet service dependence; the ability, means, and financial markets willingness to finance our operations; and other operational, financial or legal risks or uncertainties detailed in the Company’s SEC filings from time to time.  Should one or more of these uncertainties or risks materialize, actual results may differ materially from those described in the forward-looking statements. The Company does not intend to update any of those forward–looking statements.